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                                                         Exhibit 11
                                             Computation of Per Share Earnings
                                                        (Unaudited)
                                        (In  thousands  except  per  share  amounts)


                                                  Three Months Ended                        Six Months Ended
                                              ----------------------------           ---------------------------
                                               June 2,            May 28,            June  2,           May 28,
                                                1996               1995                1996              1995
                                              ---------         ----------          ---------          ---------

 Primary per share earnings
 --------------------------

 Earnings applicable to primary
  per share earnings                            $ 3,273            $ 2,934           $ 6,099             $ 6,282
 Average number of common shares              =========         ==========          ========           =========
  outstanding                                    10,968             15,969            11,954              16,035

 Add  -  common  equivalent   shares
  representing shares issuable
  upon exercise of stock options
  and stock grants                                  206                 94               201                  90
                                              ---------         ----------          ---------          ---------
 Average shares  used  to  calculate
  primary per share earnings                     11,174             16,063            12,155              16,125
                                              =========         ==========          ========           =========
 Primary per share earnings                     $  0.29            $  0.18           $  0.50             $  0.39
                                              =========         ==========          ========           =========



 Fully diluted per share earnings
 --------------------------------

 Earnings applicable to fully diluted
  per share earnings                            $ 3,273            $ 2,934           $ 6,099             $ 6,282
                                              =========         ==========          ========           =========
 Average number of common shares
  outstanding                                    10,968             15,969            11,954              16,035

 Add  -  common  equivalent   shares
  representing shares issuable
  upon exercise of stock options
  and stock grants                                  210                136               212                 113
                                              ---------         ----------          ---------          ---------
 Average shares  used  to  calculate
  fully diluted per share earnings               11,178             16,105            12,166              16,148
                                              =========         ==========          ========           =========
 Net fully diluted per share earnings           $  0.29            $  0.18           $  0.50             $  0.39
                                              =========         ==========          ========           =========


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